     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2004
                                                  REGISTRATION NO. 333-_________
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------

                                 LIFEPOINT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     33-0628740
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                    ---------------------------------------

                              1205 S. DUPONT STREET
                            ONTARIO, CALIFORNIA 91761
                                 (909) 418-3000
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------

                THE 2003 INCENTIVE AWARD PLAN OF LIFEPOINT, INC.
                            (FULL TITLE OF THE PLANS)

                    ---------------------------------------

          LINDA H. MASTERSON                                 COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                   DAVID A. HAHN, ESQ.
           LIFEPOINT, INC.                             LATHAM & WATKINS LLP
        1205 S. DUPONT STREET                       600 W. BROADWAY, SUITE 1800
      ONTARIO, CALIFORNIA 91761                     SAN DIEGO, CALIFORNIA 92101
            (909) 418-3000                                (619) 236-1234

                    ---------------------------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    ---------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED        PROPOSED
                                                                        MAXIMUM        MAXIMUM
                                                      AMOUNT           OFFERING       AGGREGATE        AMOUNT OF
           TITLE OF SECURITIES TO                      TO BE             PRICE         OFFERING      REGISTRATION
                BE REGISTERED                      REGISTERED(2)     PER SHARE(1)      PRICE(1)           FEE
--------------------------------------------------------------------------------------------------------------------
Common stock par value $0.001 per share          9,932,190 shares        $0.37        $3,674,910         $466
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of the Registrant's common stock, as reported on The American Stock Exchange on March 11, 2004.
(2) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's common stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

         PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF
  THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLANS ARE EXERCISED.
--------------------------------------------------------------------------------
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). The terms "we," "our," "ours,""us" and the Company refer to LifePoint, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The following documents which we filed with the Commission are incorporated by reference into this registration statement:

         (a) Our Annual Report on Form 10-K for our fiscal year ended March 31, 2003, as amended by the Forms 10-K/A filed with the SEC on July 15, 2003 and August 13, 2003;

         (b) Our Quarterly Reports on Forms 10-Q for our quarterly periods ended June 30, 2003, September 30, 2003 and December 31, 2003;

         (c) Our Current Reports on Forms 8-K filed with the Commission on July 15, 2003, August 14, 2003, August 18, 2003, August 20,
                  2003, August 22, 2003, September 24, 2003, November 13, 2003,
                  November 20, 2003, February 11, 2004 and February 12, 2004;

         (e) The description of our Common Stock, as contained in our Registration Statement on Form 8-A filed with the Commission on April 18, 2000.

         In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         Our common stock, par value 0.001 (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         The financial statements of the Company appearing in the Company's Annual Report (Form 10-K/A) for the year ended March 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

         Our Restated Certificate of Incorporation and Restated Bylaws provide that we may indemnify any and all persons whom we shall have power to indemnify under the DGCL from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said DGCL. We maintain insurance on behalf of our directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS.
         ---------

         See Index to Exhibits on Page 6.

ITEM 9.  UNDERTAKINGS.
         -------------

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, LifePoint, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on this 16th day of March, 2004.

                                       LIFEPOINT, INC.


                                       By: /s/ LINDA H. MASTERSON
                                           -------------------------------
                                           Linda H. Masterson
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Linda H. Masterson as attorney-in-fact and agent with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities as of March 16, 2004.

Signature                                 Title
---------                                 -----


/s/ LINDA H. MASTERSON                    President, Chief Executive Officer
----------------------                    and Director
Linda H. Masterson


/s/ CRAIG MONTESANTI                      Chief Accounting Officer and Secretary
--------------------
Craig Montesanti


/s/ STAN YAKATAN                          Chairman of the Board
----------------
Stan Yakatan


/s/ WILLIAM CAVENDISH                     Director
---------------------
William Cavendish


/s/ PETER S. GOLD                         Director
-----------------
Peter S. Gold


/s/ NUNO BRANDOLINI                       Director
-------------------
Nuno Brandolini


/s/ M. RICHARD WADLEY                     Director
---------------------
 M. Richard Wadley

                                INDEX TO EXHIBITS


EXHIBIT
-------

4.1                The 2003 Incentive Award Plan of LifePoint, Inc.

5.1                Opinion of Latham & Watkins LLP

23.1               Consent of Ernst & Young LLP, independent auditors

23.2               Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24 Power of Attorney (included in the signature page to this Registration Statement)